EXHIBIT 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL THIRD QUARTER 2023 FINANCIAL RESULTS

Company to Hold Quarterly Conference Call Today at 5:00 p.m. ET

DURANGO, CO / January 12, 2023 / Rocky Mountain Chocolate Factory, Inc. (Nasdaq:RMCF) (the "Company", “we” or "RMCF"), a leading manufacturer and international franchiser of gourmet chocolates and other confectionary products, today reported financial and operating results for the three months ended November 30, 2022.

Fiscal Q3 2023 Results vs. Year-Ago Quarter

●	Total revenue increased 11% to $9.5 million.

●	Total gross profit increased 17% to $2.1 million, with gross margin up 50 basis points to 26.3%.

●	Loss from operations reduced significantly to $212,000 compared to $2.0 million.

●	Net loss improved significantly to $212,000 or $(0.03) per share, compared to a net loss of $1.5 million or $(0.24) per share.

●	Adjusted EBITDA (a non-GAAP measure defined below) increased nearly 30% to $1.3 million.

Recent Operational Highlights

●

The Company’s franchisees and licensees opened one Rocky Mountain Chocolate Factory and U-Swirl co-branded location, and one Rocky Mountain Chocolate Factory and Cold Stone Creamery® co-branded location during the three months ended November 30, 2022.

●	As of November 30, 2022, CEO Rob Sarlls has completed 27 store visits out of the 50 pledged with his onboarding in the spring of 2022.

●	Established a Franchisee Advisory Council to foster timely, consistent, and transparent dialogue among franchisees and the Company and completed its first meeting on January 9, 2023.

●	Announced the appointment of Kelsey Smith as Flagship Operations Manager to oversee the conversion of the Company’s Durango, CO store into a flagship operation.

“Our fiscal Q3 was highlighted by our strongest third quarter of sales since 2017, as well as our strongest third quarter of adjusted EBITDA since 2020,” said Rob Sarlls, CEO of Rocky Mountain Chocolate Factory. “We also generated record sales at our flagship Durango store, which was up 34% year-over-year for the quarter.

“We are still underway with developing and deploying our strategic transformation, however these early wins are very encouraging and indicate that we are on the right path. We plan to continue fostering dialogue with all of our stakeholders as we develop and finalize our strategic plan in the weeks ahead.

“Having met personally with nearly 20% of our chocolate franchisee network at their individual stores, in less than seven months I have learned what we do well and, more importantly, what needs improvement to help our business partners maximize their opportunity. Based on all the feedback to date, we are taking actions to improve product availability, consistency and delivery reliability. We are also working to revamp and enhance our product lines and plan to collaborate more deeply on setting store performance goals and achieving greater sales optimization.”

Fiscal Q3 2023 Financial Results

Total revenue increased 11% to $9.5 million for the three months ended November 30, 2022, compared to $8.5 million in the year-ago quarter.

Total factory sales increased 14% to $7.3 million compared to $6.4 million in the three months ended November 30, 2021. The increase was primarily due to higher shipments of product to the Company’s franchised and licensed retail stores, as well as higher sales to customers outside of the RMCF franchisee network.

Retail sales increased 7% to approximately $679,000 in the fiscal third quarter of 2023 compared to $636,000 the year-ago period.

Royalty and marketing revenue was relatively flat at approximately $1.5 million compared to the year-ago quarter.

Franchise revenue was relatively flat at approximately $60,000 compared to the year-ago quarter.

Total gross profit increased 17% to $2.1 million in the fiscal third quarter of 2023 compared to $1.8 million in the year-ago quarter. Total gross margin increased 50 basis points to 26.3% compared to 25.8% in the fiscal third quarter of 2022. The increase in gross margin was primarily due to increased pricing, partially offset by higher labor, material and inventory costs.

Total operating expenses decreased to $9.7 million compared to $10.5 million in the year-ago quarter, primarily driven by a 45% reduction in general and administrative costs.

Operating loss was reduced to $216,000 for the three months ended November 30, 2022, compared to a loss of $2.0 million for the year-ago period. The decrease was primarily driven by lower costs associated with the contested solicitation of proxies, as well as increased operational efficiencies.

Net loss improved significantly to $212,000 or $(0.03) per share for the three months ended November 30, 2022, compared to net loss of $1.5 million or $(0.24) per share for the three months ended November 30, 2021.

Adjusted EBITDA increased 30% to $1.3 million for the three months ended November 30, 2022, compared to $1.0 million in the year-ago quarter.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call Information

The Company will conduct a conference call today at 5:00 p.m. Eastern time to discuss the results for its fiscal third quarter ended November 30, 2022.

The RMCF management team will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Thursday, January 12, 2023

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (833) 630-1956

International dial-in number: (412) 317-1837

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at RMCF@elevate-ir.com.

Non-GAAP Financial Measures

To supplement RMCF’s consolidated financial statements, which are prepared and presented in accordance with GAAP, RMCF provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, costs recognized to retain new executive officers, and event specific inventory disposal costs) to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the "Company"), ranked number one on Newsweek's list of "America's Best Retailers 2022" in the chocolate and candy stores category and headquartered in Durango, Colorado, is a leading international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries, franchisees and licensees currently operate over 315 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this Quarterly Report are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the impacts of the COVID-19 pandemic on our business, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, the success of our frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Media Contact

Rob Swadosh

SwadoshGroup

908-723-2845

Rob.swadosh.swadoshgroup@gmail.com

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2022	November 30, 2022
United States
Rocky Mountain Chocolate Factory
Franchise Stores	0	158
Company-Owned Stores	0	1
Cold Stone Creamery	1	101
International License Stores	0	4
U-Swirl
Franchise Stores	1	57
Company-Owned Stores	0	3
International License Stores	0	1
Total	2	325

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	November 30, 2022	February 28, 2022
Current Assets	$13,545	$14,998
Total Assets	24,843	26,881
Current Liabilities	6,144	5,312
Total Liabilities	8,940	7,481
Stockholder's Equity	$15,903	$19,400

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended November 30,		Three Months Ended November 30,
	2022	2021	2022	2021
Revenues
Factory sales	$7,285	$6,376	76.9%	75.0%
Royalty and marketing fees	1,453	1,434	15.3%	16.9%
Franchise fees	59	62	0.6%	0.7%
Retail sales	679	635	7.2%	7.5%
Total Revenues	9,476	8,507	100.0%	100.0%

Costs and expenses
Cost of sales	5,870	5,201	61.9%	61.1%
Franchise costs	552	458	5.8%	5.4%
Sales and marketing	607	377	6.4%	4.4%
General and administrative	2,112	3,866	22.3%	45.4%
Retail operating	423	421	4.5%	4.9%
Depreciation and amortization, exclusive of depreciation and amortization expense of $160 and $155 included in cost of sales, respectively	128	143	1.4%	1.7%
Total Costs and Expenses	9,692	10,466	102.3%	123.0%

Income (loss) from operations	(216)	(1,959)	-2.3%	-23.0%

Other income
Interest expense	(4)	-	0.0%	0.0%
Interest income	8	2	0.1%	0.0%
Gain on insurance recovery	-	-	0.0%	0.0%
Other Income, net	4	2	0.0%	0.0%

Income (loss) before income taxes	(212)	(1,957)	-2.2%	-23.0%

Provision for income taxes	-	(479)	0.0%	-5.6%

Consolidated net income (loss)	(212)	(1,478)	-2.2%	-17.4%

Basic Earninigs (loss) Per Common Share	$(0.03)	$(0.24)

Diluted Earnings (loss) Per Common Share	$(0.03)	$(0.24)

Weighted Average Common Shares Outstanding	6,227,002	6,141,507

Dilutive Effect of Employee Stock Awards	-	-

Weighted Average Common Shares Outstanding, Assuming Dilution	6,227,002	6,141,507

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2022	2021	2022	2021
Revenues
Factory sales	$17,251	$16,578	69.5%	69.0%
Royalty and marketing fees	5,129	5,076	20.7%	21.1%
Franchise fees	180	165	0.7%	0.7%
Retail sales	2,268	2,208	9.1%	9.2%
Total Revenues	24,828	24,027	100.0%	100.0%

Costs and expenses
Cost of sales	14,672	13,819	59.1%	57.5%
Franchise costs	1,570	1,747	6.3%	7.3%
Sales and marketing	1,617	1,196	6.5%	5.0%
General and administrative	7,811	6,575	31.5%	27.4%
Retail operating	1,365	1,305	5.5%	5.4%
Depreciation and amortization, exclusive of depreciation and amortization expense of $480 and $465 included in cost of sales, respectively	383	440	1.5%	1.8%
Total Costs and Expenses	27,418	25,082	110.4%	104.4%
		-
Income (loss) from operations	(2,590)	(1,055)	-10.4%	-4.4%

Other income
Interest expense	(4)	-	0.0%	0.0%
Interest income	14	9	0.1%	0.0%
Gain on insurance recovery	-	167	0.0%	0.7%
Other Income, net	10	176	0.0%	0.7%

Income (loss) before income taxes	(2,580)	(879)	-10.4%	-3.7%

Provision for income taxes	1,388	(178)	5.6%	-0.7%

Consolidated net income (loss)	(3,968)	(701)	-16.0%	-2.9%

Basic Earninigs (loss) Per Common Share	$(0.64)	$(0.11)

Diluted Earnings (loss) Per Common Share	$(0.64)	$(0.11)

Weighted Average Common Shares Outstanding	6,219,362	6,127,884

Dilutive Effect of Employee Stock Awards	-	-

Weighted Average Common Shares Outstanding, Assuming Dilution	6,219,362	6,127,884

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended November 30,
	2022	2021	Change
GAAP: Income from Operations	$(216)	$(1,959)	n/m
Depreciation and Amortization	288	299
Stock-Based Compensation Expense	191	439
Costs associated with non-recurring expenses (1)	1,016	2,213
Non-GAAP, adjusted EBITDA	$1,279	$992	28.9%

	Nine Months Ended November 30,
	2022	2021	Change
GAAP: Income (loss) from Operations	$(2,590)	$(1,055)	n/m
Depreciation and Amortization	863	905
Stock-Based Compensation Expense	472	709
Costs associated with non-recurring expenses (1)	4,465	3,130
Non-GAAP, adjusted EBITDA	$3,210	$3,689	-13.0%

(1) Non-recurring expenses include costs associated with the departure of the former Chief Executive Officer and Senior Vice President – Sales and Marketing, the retention of a new Chief Executive Officer and Chief Financial Officer, costs associated with a stockholder’s contested solicitation of proxies and event specific inventory disposal costs.